                            Agreement to Joint Filing

                 The undersigned persons hereby agree pursuant to Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, that the Schedule 13G relating to the Class A Common Stock, par value $1.00 per share, of Genovese Drug Stores, Inc. to which this Agreement is attached is filed on behalf of each of them.

                 IN WITNESS WHEREOF, the undersigned have duly signed this Agreement this 6th day of February, 1996.

                                                  /s/ Donald W. Gross
                                               ---------------------------
                                                      Donald W. Gross

                                                   /s/ Marie A. Gross
                                               ---------------------------
                                                       Marie A. Gross

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